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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): June 18, 2002

ENCHIRA BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21130 (Commission File Number)	04-3078857 (I.R.S. Employer Identification No.)

4200 Research Forest Drive
The Woodlands, Texas 77381
(Address of principal
executive offices
and zip code)

(281) 419-7000
(Registrant's telephone number,
including area code)

Item 4. Changes in Registrant's Certifying Accountant.

        On June 18, 2002, Enchira Biotechnology Corporation ("Enchira") dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants. This decision was approved by the Board of Directors of Enchira. The Audit Committee of the Board of Directors has initiated the process for selecting a replacement firm for the fiscal year ended December 31, 2002 and expects to make a selection in the near future.

        Arthur Andersen's reports on Enchira's financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2001 and 2000 and the interim period between December 31, 2001 and the date of this Form 8-K, there were no disagreements between Enchira and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Enchira has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated June 18, 2002, stating its agreement with such statements.

        During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, neither Enchira nor anyone acting on its behalf consulted with any other auditor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Enchira's financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Exhibits

        Exhibit 16  —  Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 18, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCHIRA BIOTECHNOLOGY CORPORATION
Date: June 18, 2002.
	By:	/s/ PAUL G. BROWN, III Paul G. Brown, III President, Chief Financial Officer and Vice President, Administration and Finance

EXHIBIT INDEX

Exhibit Number	Description
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 18, 2002.

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SIGNATURES
EXHIBIT INDEX